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                                                                    EXHIBIT 99.1

PRESS RELEASE                 Source: National Health Partners, Inc.

                         NATIONAL HEALTH PARTNERS, INC.
                    BEGINS TRADING ON THE OTC BULLETIN BOARD

Monday April 3, 9:27 am ET

HORSHAM, Pa - (BUSINESS WIRE) - April 3, 2006 - National Health Partners, Inc. (OTCBB: NHPR - News), a leading provider of unique discount healthcare membership programs, today announced that its common stock has been approved by the National Association of Securities Dealers for trading on the Over-the-Counter Bulletin Board. Effective immediately, the company's shares have begun trading on the OTC Bulletin Board under the ticker symbol "NHPR". Park Financial Group, Inc., a registered broker-dealer, is serving as the initial market maker for the company.

"We are very excited to be trading on the OTC Bulletin Board," said David M. Daniels, President and Chief Executive Officer of National Health Partners. "The approval to trade on the OTC Bulletin Board is the first step in our plan to attract new institutional investors and increase the marketability of our stock. Our status as a fully reporting company listed on the OTC Bulletin Board provides our stock with increased liquidity, easier access to stock quotes and more market transparency. I am confident that the increased visibility that we are gaining through this listing will create new sales and marketing opportunities for the company."

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. It provides access to more than 3,300 securities, includes more than 230 participating market makers, electronically transmits real-time quote, price and volume information in domestic securities, foreign securities and American Depositary Receipts (ADRs), and displays indications of interest and prior-day trading activity in Direct Participation Programs (DPPs). Its securities include national, regional, and foreign equity issues, warrants, units, ADRs, and DPPs.

NATIONAL HEALTH PARTNERS, INC.

National Health Partners, Inc. is a national healthcare savings organization that provides discount healthcare membership programs to uninsured and underinsured people through a national healthcare savings network called CARExpress. CARExpress is one of the largest networks of hospitals, doctors, dentists, pharmacists and other healthcare providers in the country and is comprised of over 1,000,000 medical professionals that have agreed to render their services and products to CARExpress members at discounted prices. The company is headquartered in Horsham, Pennsylvania. For more information on the company, please visit its website at www.nationalhealthpartners.com.


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SAFE HARBOR PROVISION

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company's future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, its ability to fund future growth and implement its business strategy, its ability to develop and expand the market for its CARExpress membership programs, demand for and acceptance of its CARExpress membership programs, its dependence on a limited number of preferred provider organizations and other provider networks for healthcare providers, as well as those factors set forth in the company's Annual Report on Form 10-KSB and its other filings and submissions with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact:

National Health Partners, Inc.
Alex Soufflas, (215) 682-7114
info@nationalhealthpartners.com

__________________________
Source:  National Health Partners, Inc.